UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 14, 2011
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	000-50976 (Commission File Number)	01-0666114 (IRS Employer Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On April 14, 2011 (“Closing Date”), Huron Consulting Group Inc. (the “Company”) and certain of the Company’s subsidiaries as guarantors entered into an Amended and Restated Credit Agreement, dated as of April 14, 2011, (the “Agreement”) with the various financial institutions party thereto, which include, Bank of America, N.A., as lender, administrative agent and collateral agent for the lenders; JPMorgan Chase Bank, N.A., as lender and syndication agent; PNC Bank, National Association, Harris N.A. and KeyBank National Association as lenders and Co-Documentation Agents; Fifth Third Bank, The Northern Trust Company, RBS Citizens, N.A., The PrivateBank and Trust Company, FirstMerit Bank, N.A., and Northbrook Bank & Trust Company as lenders (collectively the “Lenders”); and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers. The Agreement replaces the Credit Agreement, dated as of June 7, 2006, and all subsequent amendments thereto, by and among the Company and the lenders therein.
Under the Agreement, the Lenders have agreed to make available to the Company a senior secured credit facility in an aggregate principal amount of $350 million comprised of the following: a five-year revolving credit facility under which the Company may borrow from time to time up to $150 million and a $200 million five-year term loan facility which was funded in a single advance on the closing date. The revolving credit facility is reduced by any letters of credit outstanding. The Agreement provides for the option to increase the revolving credit facility in an aggregate amount of up to $50 million subject to certain requirements as defined in the Agreement. The proceeds of the senior secured credit facility are to be used (i) to refinance existing indebtedness, and (ii) for working capital, capital expenditures, and other lawful corporate purposes.
Fees and interest on borrowings vary based on the Company’s total debt to earnings before interest, taxes, depreciation and amortization ratio as set forth in the Agreement and will be based on a spread over LIBOR or a spread over the base rate, as selected by the Company. The base rate is the greater of (a) the Federal Funds Rate plus 0.5%, (b) the Prime Rate and (c) except during a Eurodollar Unavailability Period, the Eurodollar Rate plus 1.0%.
The commitment under the revolving credit facility will terminate five years from the Closing Date, at which time the outstanding principal balance and all accrued interest and fees will be due and payable in full. The term loan is subject to scheduled quarterly amortization payments equal to 7.5% of the original principal balance in year one, 10.0% in year two, 12.5% in years three and four, and 57.5% in year five, as set forth in the Agreement. The maturity date for the term Loan is five years from the Closing Date, at which time the outstanding principal balance and all accrued interest will be due and payable in full. The maturity date of any borrowings is automatically accelerated upon the bankruptcy or insolvency of the Company or any of its subsidiaries and may be accelerated by the Lenders upon the default in the payment of any principal, interest or fees on the borrowings, the default in the payment of amounts in any other agreements in excess of $15 million, the failure by the Company to comply with or perform certain specified covenants or agreements in the Agreement, any representation or warranty in the Agreement and specified other documents is breached or is false or misleading, or a change in control of the Company.
The Agreement also includes financial covenants that require the Company to maintain certain leverage ratio, fixed charge coverage ratio and net worth levels. In addition, certain acquisitions and similar transactions will need to be approved by the Lenders.
On April 14, 2011, the Company also entered into an Amended and Restated Security Agreement (the “Security Agreement”) and an Amended and Restated Pledge Agreement (the “Pledge Agreement”) with Bank of America, N.A. as collateral agent for the holders of the secured obligations. The Security Agreement is required by the terms of the Agreement in order to secure the obligations thereunder, and grants Bank of America, for the benefit of the Lenders under the Agreement, a first-priority lien, subject to permitted liens, on substantially all of the personal property assets of the Company and the subsidiary grantors. The Pledge Agreement is also required by the terms of the Agreement in order to secure the obligations thereunder, and grants Bank of America, for the benefit of the Lenders under the Agreement, a first-priority lien, subject to permitted liens, on 100% of the issued and outstanding equity interests of the Company and each of its domestic subsidiaries and 65% of the issued and outstanding equity interests of certain foreign subsidiaries.
The foregoing description is qualified in its entirety by reference to the text of the Agreement, the Security Agreement and the Pledge Agreement, copies of which are filed as exhibits 10.1, 10.2 and 10.3 respectively, to this Current Report on Form 8-K.
A copy of the press release announcing the establishment of the senior credit facilities is being filed as Exhibit 99.1 to this Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement.
In connection with its entry into the Agreement Dated as of April 14, 2011 described in Item 1.01 of this Form 8-K, the Company terminated the Credit Agreement dated as of June 7, 2006, including all amendments thereto, by and among the Company, the guarantors and lenders named therein, and Bank of America, N.A.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Amended and Restated Credit Agreement Dated as of April 14, 2011, among Huron Consulting Group Inc., as the Company, certain subsidiaries as Guarantors, the Lenders Party Hereto and Bank of America, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, PNC Bank, Harris Bank and Key Bank National Association as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers.

10.2	Amended and Restated Security Agreement, dated as of April 14, 2011.

10.3	Amended and Restated Pledge Agreement, dated as of April 14, 2011.

99.1	Press release dated April 19, 2011, announcing establishment of credit agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc. (Registrant)
Date: April 19, 2011	/s/ James K. Rojas
	Name:	James K. Rojas
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer